UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 27, 2007
Date of Report (Date of earliest event reported)

PAC-WEST TELECOMM, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-27743 (Commission File Number)	68-0383568 (IRS Employer Identification No.)

1776 W. March Lane, Suite 250 Stockton, California (Address of principal executive offices)		95207 (Zip Code)
(209) 926-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Pac-West Telecomm, Inc., a California corporation (the “Company”), entered into a restructuring agreement with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. (“Merrill Lynch”), dated as of November 15, 2006 (the “Merrill Lynch Restructuring Agreement”).

Pursuant to the Merrill Lynch Restructuring Agreement, subject to satisfaction of certain conditions, including the condition that both the revolving and term loan facilities under the Amended and Restated Loan and Security Agreement between the Company and the Company’s wholly-owned subsidiaries (collectively “Borrowers”) and Pac-West Funding Company LLC (the “Lender”), dated as of November 15, 2006, are available to the Company, the Company had the option to elect to restructure its obligations to Merrill Lynch under the Original Merrill Lynch Loan Agreements (as defined below).

On February 20, 2007, the Company elected to restructure its obligations to Merrill Lynch and on February 27, 2007 entered into (a) an Amended and Restated Term Loan and Security Agreement, dated as of February 27, 2007, with Merrill Lynch (the “Restructured Merrill Lynch Loan Agreement”), which amends and restates the Original Merrill Lynch Loan Agreements in their entirety and (b) an Amended and Restated Collateral Installment Note, dated as of February 27, 2007, with Merrill Lynch (the “Restructured Merrill Lynch Note”), which amends and restates the Original Merrill Lynch Notes (as defined below) in their entirety.

Pursuant to the Restructured Merrill Lynch Loan Agreement, the Company restructured the following obligations into a single obligation with an aggregate initial principal amount of $5,405,330.86 bearing interest at a rate of 9.11% per annum to be paid over 30 months, with $75,000 due on March 1, 2007, $75,000 due each of the next 14 months thereafter, and $125,000 due each of the next 14 months thereafter, with the balance due August 1, 2009:

(i)  that certain Collateral Installment Note, dated as of May 21, 2004, in the original principal amount of $2,400,887.18 delivered by the Company in favor of Merrill Lynch (the “May 2004 Note”), which is secured by that certain Term Loan and Security Agreement, dated as of May 21, 2004, between the Company and Merrill Lynch (the “May 2004 Loan Agreement”); and

(ii) that certain Collateral Installment Note, dated as of July 2, 2004, in the original principal amount of $2,996,445.82 delivered by the Company in favor of Merrill Lynch (the “July 2004 Note”), which is secured by that certain Term Loan and Security Agreement, dated as of July 2, 2004, between the Company and Merrill Lynch (the “July 2004 Loan Agreement”); and

(iii) that certain Collateral Installment Note, dated as of May 27, 2005 (the “May 2005 Note”), in the original principal amount of $1,949,090.94 delivered by the Company in favor of Merrill Lynch, which is secured by that certain Term Loan and Security Agreement, dated as of May 27, 2005, between the Company and Merrill Lynch (the “May 2005 Loan Agreement”); and

(iv) that certain Collateral Installment Note, dated as of November 30, 2005, in the original principal amount of $4,474,588.64 delivered by the Company in favor of Merrill Lynch (the “November 2005 Note,” and collectively with the May 2004 Note, the July 2004 Note and the May 2005 Note, the “Original Merrill Lynch Notes”), which is secured by that certain Term Loan and Security Agreement, dated as of November 30, 2005, between the Company and Merrill Lynch (the “November 2005 Loan Agreement,” and collectively with the May 2004 Loan Agreement, the July 2004 Loan Agreement and the May 2005 Loan Agreement, the “Original Merrill Lynch Loan Agreements”).

In addition, under the terms of the Merrill Lynch Restructuring Agreement, the Company agreed to pay Merrill Lynch 20% of any cash interest savings achieved if more than $21.0 million in principal amount of the Company’s 13.5% Senior Notes due 2009 (the “Senior Notes”) were tendered as part of the exchange offer of the Senior Notes for newly issued 13.5% Senior Priority Notes due 2009 (the “New Notes”) and related solicitation of consents to an amendment to an indenture covering the Senior Notes (the “Exchange Offer and Consent Solicitation”). As previously disclosed, the Exchange Offer and Consent Solicitation was completed on January 31, 2007 with $24,519,000 in aggregate principal amount of Senior Notes having been tendered into the Exchange Offer and Consent Solicitation. Accordingly, on February 8, 2007, the Company paid Merrill Lynch approximately $47,506.50 pursuant to its obligations under the Merrill Lynch Restructuring Agreement and is required to make such payment semi-annually within 5 business days of February 1 and August 1 until maturity.

The Restructured Merrill Lynch Loan Agreement is attached to this report as Exhibit 10.1 and incorporated by reference herein. The Restructured Merrill Lynch Note is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
See Item 1.01, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	The following exhibits are filed as part of this report:

Exhibit No.	Title
10.1
Amended and Restated Term Loan and Security Agreement, dated as of February 27, 2007, by and between Pac-West Telecomm, Inc. and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc.

10.2
Amended and Restated Collateral Installment Note, dated as of February 27, 2007, by and between Pac-West Telecomm, Inc. and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC. (Registrant)
Dated: March 5, 2007
	By:	/s/ Michael Sarina
Michael Sarina
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title
10.1
Amended and Restated Term Loan and Security Agreement, dated as of February 27, 2007, by and between Pac-West Telecomm, Inc. and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc.

10.2
Amended and Restated Collateral Installment Note, dated as of February 27, 2007, by and between Pac-West Telecomm, Inc. and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc.